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                                                           EXHIBIT 3.4


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                   OF TRANS WORLD ENTERTAINMENT CORPORATION
              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

    The undersigned, being the President and Secretary of Trans World Entertainment Corporation, do hereby certify:

    (1)The name of the corporation is Trans World Entertainment Corporation. The name under which the corporation was originally incorporated is Trans-World Music Corp.

    (2)The certificate of incorporation of said corporation was filed by the Department of State on the 7th day of February, 1972.

    (3)The certificate of incorporation is amended to increase the aggregate number of shares the corporation is authorized to issue. The first two sentences of paragraph "Fourth" of the certificate of incorporation which refers to the authorized shares is amended to read as follows:

    "FOURTH": "The total number of shares of stock which the corporation shall have authority to issue is 55,000,000. Of said shares, 5,000,000 shares shall be of a class designated as Preferred Stock with a par value of $.01 each and 50,000,000 shares shall be of a class designated as Common Stock with a par value of $.01 each."

    (4)This amendment to the certificate of incorporation of Trans World Entertainment Corporation was authorized by a majority of the board of directors followed by a vote of the holders of a majority of all outstanding shares of capital stock entitled to vote thereon at a meeting of the shareholders.


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    IN WITNESS WHEREOF, the undersigned have executed and signed this certificate of amendment the 14th day of November, 1997, and we affirm the statements contained therein as true under penalties of perjury.

                                                /s/ ROBERT J.HIGGINS
                                                --------------------
                                                Robert J. Higgins, President

                                                /s/ MATTHEW MATARASO
                                                --------------------
                                                Matthew Mataraso, Secretary